EXHIBIT 99.1

7961 Shaffer Parkway Suite 5 Littleton, CO 80127 Phone: 720-981-1185 Fax: 720-981-1186	Trading Symbol: VGZ Toronto and NYSE MKT Stock Exchanges

__________________ NEWS _________________

VISTA GOLD CORP. ANNOUNCES $10 MILLION LOAN FACILITY WITH SPROTT
RESOURCES LENDING PARTNERSHIP

All Dollar Amounts Are In Canadian Dollars Unless Otherwise Indicated

Denver, Colorado, March 28, 2013 – Vista Gold Corp. (TSX & NYSE MKT: VGZ) (“Vista” or the “Company”) today announced that it has closed and drawn a $10 million loan facility (the "Facility") with Sprott Resources Lending Partnership (the "Lender") that provides the Company with funding to continue its evaluation of its Mt. Todd gold project in Northern Territory, Australia.

Frederick H. Earnest, President and Chief Executive Officer, said, “This transaction provides Vista additional working capital during a significantly difficult equity market. We remain optimistic that the Invecture Group will later this year complete the earn-in on the Los Cardones gold project in Baja California Sur, Mexico.  The earn-in would include a US$20 million payment to Vista.  Furthermore, we have been informed that Invecture’s development strategy contemplates mill equipment other than the mill equipment that we own.  As a result, we have retained A.M. King Industries to manage the sale of the Colomac mill equipment that we purchased in 2008 for the project.   The added liquidity will afford us time for these events to transpire.”

Mr. Earnest continued, “We evaluated several non-dilutive financing options and have come to the conclusion that this opportunity provides us with the best option to preserve future shareholder value while we continue to advance the Mt. Todd gold project, which we believe the market is significantly undervaluing. We also believe there is significant upside in Midas’ Golden Meadows project and continue to be very supportive of Midas’ efforts to advance this project.  We believe it is not in the best interest of our shareholders to pursue the sale of Vista equity or the sale of any portion of our Midas holdings at this time.”

Mr. Earnest concluded, “We have taken pride in being debt-free, but given the difficult equity markets and the timing uncertainties related to the sale of the Colomac mill equipment and the Invecture Earn-in, we are pleased to have the support of a lender who understands the undervalued nature of our assets.  We expect to complete the preliminary feasibility study and submit the permit applications for the Mt. Todd gold project shortly, neither of which are particularly capital intensive. However, other significant development commitments will be deferred until market conditions improve for junior gold equities.”

The Facility matures March 28, 2014, however early repayment of the Facility, at Vista's option, is allowed provided that at least four months interest has been paid.  The maturity date can be extended by one year (to March 28, 2015) at Vista's request, subject to the payment of a 3.5% extension fee and the Lender's satisfaction in Vista’s capacity to repay the loan and that Vista’s assets are not, or are not about to become, impaired.

The Facility bears an interest rate of 8% per annum, payable monthly. In addition to interest, the Facility provides the Lender total fees associated with the closing of the Facility of 3.5%, including $100,000 in cash and the issue of 125,798 Vista shares.  The Facility is secured by a general security agreement with exclusions for the Mt. Todd gold project and the Colomac mill equipment.

About Vista Gold Corp.
Vista is focused on the development of the Mt. Todd gold project in Northern Territory, Australia, to achieve its goal of becoming a gold producer. Vista has completed a preliminary economic assessment on its Guadalupe de los Reyes gold/silver project in Mexico and has granted Invecture Group, S.A. de C.V. a right to earn a 62.5% interest in the Los Cardones gold project, in Mexico. Vista’s other holdings include the Awak Mas gold project in Indonesia, subject to One Asia Resources Ltd.’s right to earn an 80% interest, and the Long Valley gold project in California. For more information about our projects, including technical studies and resource estimates, please visit our website at www.vistagold.com.

This press release contains forward-looking statements within the meaning of the U.S. Securities Act of 1933, as amended, and U.S. Securities Exchange Act of 1934, as amended, and forward-looking information within the meaning of Canadian securities laws. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that Vista expects or anticipates will or may occur in the future, including such things as, the use of proceeds from the Facility, expected preclusion from the need to sell Vista or Midas shares at current prices, timing and expected proceeds from the sale of Colomac mill equipment, timing of the Invecture Group earn-in at our Los Cardones project, timing and completion of the preliminary feasibility and to submit permits at our Mt. Todd gold project and other such matters are forward-looking statements and forward-looking information. The material factors and assumptions used to develop the forward-looking statements and forward-looking information contained in this press release include the following:  expected proceeds from the sale of Colomac mill equipment, management expectations regarding the Invecture Group earn-in at our Los Cardones project, current status of and projected process for  the completion of preliminary feasibility and feasibility studies, expected process to obtain the necessary permits, expected cash flow obligations and other such matters are forward-looking statements and forward-looking information.  The material factors and assumptions used to develop the forward-looking information and the forward-looking information contained in this press release include the following: results of feasibility studies, mineral resource and reserve estimates, exploration and assay results, terms and conditions of our agreements with contractors and our approved business plan.  When used in this press release, the words “optimistic,” “potential,” “indicate,” “expect,” “intend,” “hopes,” “believe,” “may,” “will,” “if,” “anticipate,” and similar expressions are intended to identify forward-looking statements and forward-looking information.  These statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of Vista to be materially different from any future results, performance or achievements expressed or implied by such statements.  Such factors include, among others, uncertainty of resource estimates, estimates of results based on such resource estimates; risks relating to completing metallurgical testing; risks relating to cost increases for capital and operating costs;  risks related to the timing and the ability to obtain the necessary permits, risks of shortages and fluctuating costs of equipment or supplies; risks relating to fluctuations in the price of gold; the inherently hazardous nature of mining-related activities; potential effects on Vista’s operations of environmental regulations in the countries in which it operates; risks due to legal proceedings; risks relating to political and economic instability in certain countries in which it operates; as well as those factors discussed under the headings “Note Regarding Forward-Looking Statements” and “Risk Factors” in Vista’s Annual Report Form 10-K as filed on March 14, 2013 and other documents filed with the U.S. Securities and Exchange Commission and Canadian securities regulatory authorities.  Although Vista has attempted to identify important factors that could cause actual results to differ materially from those described in forward-looking statements and forward-looking information, there may be other factors that cause results not to be as anticipated, estimated or intended.  Except as required by law, Vista assumes no obligation to publicly update any forward-looking statements or forward-looking information; whether as a result of new information, future events or otherwise.

For further information, please contact Connie Martinez at (720) 981-1185, or visit the Company’s website at www.vistagold.com.